Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES RESULTS OF

TENDER OFFERS FOR ITS 9.75% SENIOR NOTES DUE 2021

AND 11% SENIOR SUBORDINATED NOTES DUE 2018

THROUGH THE EARLY TENDER DEADLINE

Uncasville, CT, October 3, 2016 – The Mohegan Tribal Gaming Authority, or the Authority, the owner of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today that the early tender period with respect to its previously announced tender offers (each individually, a “Tender Offer,” and collectively, the “Tender Offers”) to purchase for cash any and all of its outstanding 9.75% Senior Notes due 2021 (the “2021 Notes”) and 11.00% Senior Subordinated Notes due 2018 (the “2018 Notes,” and together with the 2021 Notes, the “Notes”) expired on September 30, 2016 at 5:00 p.m., New York City time (the “Early Tender Deadline”). As of the Early Tender Deadline, holders of $566,087,000, or approximately 96.77%, of the total outstanding principal amount of the 2021 Notes had tendered their 2021 Notes and holders of $99,768,000, or approximately 99.58%, of the total outstanding principal amount of the 2018 Notes had tendered their 2018 Notes. The Authority also announced that withdrawal rights with respect to the Notes tendered in the Tender Offers expired at 5:00 p.m., New York City time, on September 30, 2016.

The Authority has elected to exercise its early purchase option described in the Offer to Purchase, dated September 19, 2016 (the “Statement,” and together with the related Letter of Transmittal, the “Offer Documents”), relating to the Tender Offers. Holders of the 2021 Notes who validly tendered and did not validly withdraw their 2021 Notes at or prior to the Early Tender Deadline will, subject to the satisfaction of the conditions set forth in the Offer Documents, including the financing condition described therein, receive on October 14, 2016 (the “Early Payment Date”), the total consideration of $1,078.75 per $1,000 principal amount of 2021 Notes validly tendered at or before the Early Tender Deadline and accepted in the Tender Offer, which includes an early tender payment of $30.00 for each $1,000 principal amount of 2021 Notes, plus accrued and unpaid interest from the last interest payment date for the 2021 Notes to, but not including, the Early Payment Date. Holders of the 2018 Notes who validly tendered and did not validly withdraw their 2018 Notes at or prior to the Early Tender Deadline will, subject to the satisfaction of the conditions set forth in the Offer Documents, including the financing condition described therein, receive on the Early Payment Date the total consideration of $1,006.50 per $1,000 principal amount of 2018 Notes validly tendered at or before the Early Tender Deadline and accepted in the Tender Offer, which includes an early tender payment of $30.00 for each $1,000 principal amount of 2018 Notes, plus accrued and unpaid interest from the last interest payment date for the 2018 Notes to, but not including, the Early Payment Date.

The Tender Offer with respect to each series of Notes will expire at 12:00 midnight, New York City time, on October 17, 2016, unless extended or earlier terminated with respect to such series (the “Expiration Time”). Holders validly tendering Notes after the Early Tender Deadline but at or before the applicable Expiration Time will be eligible to receive only the tender offer consideration of $1,048.75 per $1,000 principal amount of 2021 Notes or $976.50 per $1,000 principal amount of 2018 Notes, as applicable, plus accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the purchase date in respect of such Notes.

Credit Suisse Securities (USA) LLC (“Credit Suisse”), Bank of America Merrill Lynch (“Merrill Lynch”) and Citizens Capital Markets, Inc. (“Citizens”) are acting as dealer managers for the Tender Offers and D.F. King & Co., Inc. is acting as information agent and tender agent and depositary for the Tender Offers. Credit Suisse can be contacted at (800) 820-1653 (toll-free) or (212) 538-2147 (collect), Merrill Lynch can be contacted at (888) 292-0070 (toll-free) or (980) 388-3646 (collect) and Citizens can be contacted at (203) 900-6763.

The Tender Offers are being made solely on the terms and subject to the conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities. No recommendation is made as to whether holders of Notes should tender their Notes. Holders of Notes should carefully read the Offer Documents because they contain important information, including the various terms and conditions of the Tender Offers. Subject to applicable law, the Authority may amend, extend, or, subject to certain conditions, terminate the Tender Offer with respect to either series of Notes.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

Contacts:

Robert J. Soper

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000